                                                 EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-168940, 333-192435, and 333-223358) of La-Z-Boy Incorporated of our report dated June 15, 2021 relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
June 15, 2021